UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

STAGEWISE STRATEGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	61-2108075
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Friedrichstr. 114A, 10117, Berlin, Germany,

office@stagewise.net

Tel: +1-413-3076199

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. (X)

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ( )

Securities Act registration statement or Regulation A offering file number to which this form relates:  333-275731

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 Par Value Per Share

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common stock to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-275731), as amended, originally filed with the Securities and Exchange Commission on November 22, 2023 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits

The exhibits are incorporated by reference of the same number to the Registrant’s Registration Statement on S-1, as amended, originally filed with the Securities and Exchange Commission on November 22, 2023.

EXHIBIT NO.

Number	Description
3.1	Articles of Incorporation of the Registrant dated July 3, 2023
3.2	Bylaws of the Registrant dated July 3,2023
5.1	Opinion of Counsel
10.1	Loan Agreement
23.1	Consent of Auditor
99.1	Form of Subscription agreement
107	Calculation of Filing Fee Tables

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 14, 2025

STAGEWISE STRATEGIES CORP. (Name of Registrant)

By:	/s/ Victor Balan
Name:	Victor Balan
Title:	President, Secretary, Treasurer, Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)